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                                                                   EXHIBIT 99.3









                          AGREEMENT AND PLAN OF MERGER


                                      AMONG



                             ENERGY VENTURES, INC.,

                            GULFMARK ACQUISITION CO.,

                          GULFMARK INTERNATIONAL, INC.

                                       AND

                        NEW GULFMARK INTERNATIONAL, INC.

                                DECEMBER 5, 1996



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                                TABLE OF CONTENTS


ARTICLE I
THE MERGER..................................................................2

         1.1      THE MERGER................................................2
         1.2      CLOSING DATE..............................................2
         1.3      CONSUMMATION OF THE MERGER................................2
         1.4      EFFECTS OF THE MERGER.....................................2
         1.5      CERTIFICATE OF INCORPORATION; BYLAWS......................2
         1.6      DIRECTORS AND OFFICERS....................................3
         1.7      CONVERSION OF SECURITIES..................................3
         1.8      EXCHANGE OF CERTIFICATES..................................4
         1.9      TAKING OF NECESSARY ACTION; FURTHER ACTION................6

ARTICLE II
REPRESENTATIONS AND WARRANTIES..............................................6

         2.1      REPRESENTATIONS AND WARRANTIES OF EVI AND SUB.............6
                  (a)      Organization and Compliance with Law.............6
                  (b)      Capitalization. .................................7
                  (c)      Authorization and Validity of Agreement..........7
                  (d)      No Approvals or Notices Required; No Conflict ...7
                  (e)      Commission Filings; Financial Statements.........8
                  (f)      Absence of Certain Charges and Events............8
                  (g)      Tax Matters......................................8
                  (h)      Voting Requirements..............................9
                  (i)      Brokers..........................................9
                  (j)      Information Supplied.............................9

         2.2      REPRESENTATIONS AND WARRANTIES OF GULFMARK AND SPINCO....10
                  (a)      Organization....................................10
                  (b)      Capitalization..................................10
                  (c)      Authorization and Validity of Agreement.........11
                  (d)      No Approvals or Notices Required; No Conflict
                           with Instruments to which GulfMark is a Party...12
                  (e)      Commission Filings; Financial Statements........13
                  (f)      Conduct of Business in the Ordinary Course;
                           Absence of Certain Changes and Events...........14
                  (g)      Litigation......................................14
                  (h)      Employee Benefit Plans..........................15
                  (i)      Taxes...........................................17
                  (j)      Environmental Matters...........................18
                  (k)      Investment Company..............................19
                  (l)      Severance Payments..............................19

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                  (m)      Voting Requirements.............................20
                  (n)      Brokers.........................................20
                  (o)      Assets and Liabilities at Closing...............20
                  (p)      Compliance with Laws............................21
                  (q)      Contracts.......................................21
                  (r)      Title to Property...............................22
                  (s)      Insurance Policies..............................23
                  (t)      Loans...........................................23
                  (u)      No Fraudulent Transfer..........................23
                  (v)      Information Supplied............................24

ARTICLE III
COVENANTS OF GULFMARK......................................................24

         3.1      CONDUCT OF BUSINESS BY GULFMARK PENDING THE MERGER.......24
         3.2      NET WORKING CAPITAL REQUIREMENTS.........................27
         3.3      AFFILIATES' AGREEMENTS...................................27

ARTICLE IV
COVENANTS OF EVI PRIOR TO THE EFFECTIVE TIME...............................27

         4.1      CONDUCT OF BUSINESS BY EVI PENDING THE MERGER............27
         4.2      RESERVATION OF EVI STOCK.................................28
         4.3      STOCK EXCHANGE LISTING...................................28

ARTICLE V
ADDITIONAL AGREEMENTS......................................................28

         5.1      JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.28
         5.2      ACCOUNTANTS LETTERS......................................28
         5.3      MEETINGS OF STOCKHOLDERS.................................29
         5.4      FILINGS; CONSENTS; REASONABLE EFFORTS....................29
         5.5      NOTIFICATION OF CERTAIN MATTERS..........................29
         5.6      EXPENSES.................................................30
         5.7      GULFMARK'S EMPLOYEE BENEFITS.............................30

ARTICLE VI
CONDITIONS.................................................................31

         6.1      CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT
                  THE MERGER...............................................31
         6.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF EVI..............32
         6.3      ADDITIONAL CONDITIONS TO OBLIGATIONS OF GULFMARK.........33



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ARTICLE VII
MISCELLANEOUS..............................................................34

         7.1      TERMINATION..............................................34
         7.2      EFFECT OF TERMINATION....................................35
         7.3      WAIVER AND AMENDMENT.....................................35
         7.4      NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES............36
         7.5      PUBLIC STATEMENTS........................................36
         7.6      ASSIGNMENT...............................................36
         7.7      NOTICES..................................................36
         7.8      GOVERNING LAW............................................37
         7.9      ARBITRATION..............................................37
         7.10     SEVERABILITY.............................................38
         7.11     COUNTERPARTS.............................................38
         7.12     HEADINGS.................................................38
         7.13     CONFIDENTIALITY AGREEMENT................................38
         7.14     ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES..............39
         7.15     DISCLOSURE LETTERS.......................................39

GLOSSARY OF DEFINED TERMS..................................................41

LIST OF EXHIBITS

Exhibit A - Form of Agreement and Plan of Distribution
Exhibit B - Amended and Restated Certificate of Incorporation of GulfMark




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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of the 5th day of December, 1996 (this "Agreement"), is among ENERGY VENTURES, INC., a Delaware corporation ("EVI"), GULFMARK ACQUISITION CO., a Delaware corporation and wholly-owned subsidiary of EVI ("Sub"), GULFMARK INTERNATIONAL, INC., a Delaware corporation ("GulfMark"), and NEW GULFMARK INTERNATIONAL, INC., a Delaware corporation and wholly-owned subsidiary of GulfMark ("Spinco").

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of EVI, Sub and GulfMark, and EVI as sole stockholder of Sub, have approved the merger of Sub with and into GulfMark (the "Merger"), whereby each issued and outstanding share of common stock, par value $1.00 per share, of GulfMark ("GulfMark Common Stock") not owned directly or indirectly by GulfMark will be converted into the right to receive .6695 of one share of common stock, par value $1.00 per share, of EVI ("EVI Common Stock"); and

         WHEREAS, as a condition to the Merger, GulfMark will contribute to Spinco (a) all of the stock of GulfMark's subsidiaries other than Ercon (the "Marine Subsidiaries") and (b) the general corporate assets of GulfMark (excluding (i) all EVI Common Stock held by GulfMark, (ii) any and all property, assets, claims and rights, tangible and intangible of Ercon, as defined herein,
(iii) the original tax, accounting and other corporate records of GulfMark and
(iv) all of the shares of common stock and other ownership interests held by GulfMark in American Independent Oil Company ("AIOC"), such excluded assets being referred to herein as the "Excluded Assets") (the "Assets") and Spinco will assume certain liabilities associated with the Assets, the Marine Subsidiaries and GulfMark (the "Contribution") pursuant to an Agreement and Plan of Distribution between GulfMark, Spinco and EVI in substantially the form attached hereto as Exhibit A (the "Distribution Agreement");

         WHEREAS, as a condition to the Merger, GulfMark will distribute to its stockholders prior to the Merger all of the outstanding stock of Spinco (the "Distribution");

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Contribution and Distribution qualify as transactions within the meaning of Sections 368(a)(1)(D) and 355 of the Code; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.3), Sub shall be merged with and into GulfMark. As a result of the Merger, the separate corporate existence of Sub shall cease and GulfMark shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and all the properties, rights, privileges, powers and franchises of Sub and GulfMark shall vest in the Surviving Corporation, without any transfer or assignment having occurred, and certain liabilities, debts and duties of Sub and GulfMark shall attach to the Surviving Corporation, all in accordance with the DGCL and subject to the provisions of the Distribution Agreement.

         1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P, Houston, Texas, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI or at such other time and place and on such other date as EVI and GulfMark shall agree; provided that the closing conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date".

         1.3 CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger, as that term is used in this Agreement, shall mean such time as a certificate of merger is duly filed with the Delaware Secretary of State or at such later time (not to exceed 90 days from the date the Certificate is filed) as is specified in the certificate of merger pursuant to the mutual agreement of EVI and GulfMark.

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of GulfMark and Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of GulfMark and Sub, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of GulfMark or otherwise to take any and all such action.

         1.5 CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation of GulfMark, as amended by the amendment set forth in Exhibit B attached hereto, shall be the

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Certificate of Incorporation of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation until amended as provided therein or under the DGCL. The bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein or under the DGCL.

         1.6 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until the earlier of their resignation or removal or their respective successors are duly elected or appointed and qualified.

         1.7 CONVERSION OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of EVI, GulfMark, Sub or their stockholders:

                  (a) Subject to adjustment pursuant to Section 1.7(e) hereof, each share of GulfMark Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares"), shall be converted into the right to receive .6695 of a share of EVI Common Stock (the "Exchange Ratio"); provided, however, that no fractional shares of EVI Common Stock shall be issued and in lieu thereof, a cash payment shall be made in accordance with Section 1.7(d) hereof. Except as set forth in the preceding sentence with respect to cash in lieu of fractional shares, no other consideration will be paid to GulfMark or its stockholders.

                  (b) Each Share owned directly or indirectly by GulfMark as treasury stock and each Share owned by Sub, EVI or any direct or indirect wholly-owned subsidiary of EVI or of GulfMark immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $1.00 par value per share, of the Surviving Corporation.

                  (d) No fractional shares of EVI Common Stock shall be issued in the Merger. All fractional shares of EVI Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of EVI Common Stock results from such aggregation (i) such fractional share of EVI Common Stock shall be disregarded and the shares of EVI Common Stock issuable to such holder shall be rounded off to the nearest whole share of EVI Common Stock if such fractional share of EVI Common Stock represents less than one-half of one percent of the total shares of EVI Common Stock such holder is entitled to receive in the Merger and (ii) in all other cases, such holder shall be entitled to receive, in lieu of a fractional

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         share of EVI Common Stock, an amount in cash determined by multiplying the average of the daily closing sale price per share of EVI Common Stock on the New York Stock Exchange ("NYSE") for the ten trading days immediately preceding the Effective Time of the Merger by the fraction of a share of EVI Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of EVI Common Stock shall be paid to any holder of fractional shares of EVI Common Stock until Certificates (as defined in Section 1.8(c)) representing such shares of EVI Common Stock are surrendered and exchanged in accordance with Section 1.8(c). The total amount of cash to be received by the stockholders of GulfMark in lieu of fractional shares of EVI Common Stock will not exceed one percent of the total fair market value of the EVI Common Stock (as of the date on which the Effective Time occurs) to be issued in the Merger.

The Exchange Ratio is based on (i) 3,338,852 shares of GulfMark Common Stock being issued and outstanding immediately prior to the Effective Time. In the event the number of shares of GulfMark Common Stock outstanding immediately prior to the Effective Time is greater or less than 3,338,852, or the number of shares of EVI Common Stock held by GulfMark is greater or less than 2,235,572, the Exchange Ratio shall be adjusted to equal the number of shares of EVI Common Stock held by GulfMark immediately prior to the Effective Time divided by the number of shares of GulfMark Common Stock issued and outstanding immediately prior to the Effective Time.

         1.8      EXCHANGE OF CERTIFICATES.

                  (a) Exchange Agent. Prior to the Effective Time of the Merger, EVI shall select a bank or trust company to act as exchange agent (the "Exchange Agent") for the issue of shares of EVI Common Stock upon surrender of certificates representing Shares.

                  (b) Payment of Merger Consideration. EVI shall take all steps necessary to enable and cause there to be provided to the Exchange Agent on a timely basis, as and when needed after the Effective Time of the Merger, certificates for the shares of EVI Common Stock to be issued upon the conversion of the Shares pursuant to Section 1.7. EVI or the Surviving Corporation shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares.

                  (c) Exchange Procedure. As soon as reasonably practical after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates"), other than EVI, Sub and GulfMark and any directly or indirectly wholly-owned subsidiary of EVI, Sub or GulfMark,
         (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as EVI and Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the shares of EVI Common Stock and any cash in lieu of a fractional share. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed

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         by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of EVI Common Stock into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7 and any cash payable in lieu of a fractional Share, and the Certificate so surrendered shall forthwith be canceled. If the shares of EVI Common Stock are to be issued to an individual, corporation, limited liability company, partnership, governmental authority or any other entity (a "Person"), other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the number of shares of EVI Common Stock and cash, if any, in lieu of fractional shares of EVI Common Stock into which the Shares theretofore represented by such Certificate shall have been converted pursuant to
         Section 1.7. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of EVI Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

                  (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of the Merger with respect to the shares of EVI Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of EVI Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the shares of EVI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of EVI Common Stock to which such holder is entitled pursuant to
         Section 1.7(d) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of EVI Common Stock, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of EVI Common Stock.

                  (e) No Further Ownership Rights in Shares. All shares of EVI Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article I, together with any dividends payable thereon to the extent contemplated by this Section 1.8, shall be deemed to have been exchanged and paid in full satisfaction of all

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         rights pertaining to the Shares theretofore represented by such
         Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (f) None of EVI, Sub, GulfMark, the Surviving Corporation or their transfer agents shall be liable to a holder of the Shares for any amount properly paid to a public official pursuant to applicable property, escheat or similar laws.

         1.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and the Distribution as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or the Distribution Agreement, and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of GulfMark or Sub as of the Effective Time, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF EVI AND SUB. EVI and Sub hereby jointly and severally represent and warrant to GulfMark that:

                  (a) Organization and Compliance with Law. Each of EVI and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing would not have a material adverse effect on the financial condition of EVI and its subsidiaries (the "EVI Subsidiaries"), taken as a whole (an "EVI MAE"). Each of EVI and Sub is duly qualified to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified would not have an EVI MAE. Each of EVI and Sub is in compliance with all applicable laws, judgments, orders, rules and regulations, except where such failure would not have an EVI MAE. EVI has heretofore delivered to GulfMark true and complete copies of EVI's Certificate of Incorporation (the "EVI Certificate") and Sub's Certificate of Incorporation and their respective bylaws as in existence on the date hereof.




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                  (b)      Capitalization.

                           (i) The authorized capital stock of EVI consists of
                  40,000,000 shares of EVI Common Stock, par value $1.00 per share, and 3,000,000 shares of preferred stock, par value $1.00 per shares ("EVI Preferred Stock"). As of September 30, 1996, there were issued and outstanding 22,939,625 shares of EVI Common Stock. As of October 8, 1996, 1,550,268 shares of EVI Common Stock were reserved for issuance pursuant to EVI's 1981 Employee Stock Option Plan, 1992 Employee Stock Option Plan, Non-Employee Director Stock Option Plan and restricted stock plan for foreign key employees, of which 834,268 shares of EVI Common Stock were reserved for issuance upon exercise of outstanding options. At October 8, 1996, there were no shares of EVI Preferred Stock issued or outstanding. No holder of EVI Common Stock is entitled to preemptive rights under Delaware law or EVI's Certificate of Incorporation.

                           (ii) As of the date hereof, the authorized capital
                  stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are owned by EVI.

                           (iii) Each share of EVI Common Stock to be issued
                  hereunder as a result of the Merger will be fully paid and non-assessable upon issuance.

                  (c) Authorization and Validity of Agreement. The execution and delivery by EVI and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger, to approval of this Agreement by each of their stockholders as provided for in Section 5.3). On or prior to the date hereof, the Board of Directors of EVI or duly authorized committee thereof has determined to recommend approval of the Merger to the stockholders of EVI, and such determination is in effect on the date hereof. This Agreement has been duly executed and delivered by EVI and Sub and is the valid and binding obligation of EVI and Sub, enforceable against EVI and Sub in accordance with its terms.

                  (d) No Approvals or Notices Required; No Conflict . Neither the execution and delivery of this Agreement nor the performance by EVI or Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby by EVI and Sub, will (i) conflict with the EVI Certificate or the bylaws of EVI or Sub; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to EVI or any of the EVI Subsidiaries; (iii) except for (A) requirements of Federal or state securities laws, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (C) requirements of notice filings in such foreign jurisdictions as may be applicable, and
         (D) the filing of a Certificate of Merger by Sub in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to EVI or any of the EVI Subsidiaries; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default)

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         under, or permit the termination of any provision of, or result in the creation or imposition of any lien, mortgage, pledge, security interest, restriction on transfer, option, charge, right of any third Person or any other encumbrance of any nature (a "Lien") upon any properties, assets or business of EVI or any of the EVI Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which EVI or any of the EVI Subsidiaries is a party or by which EVI or any of the EVI Subsidiaries or any of its or their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed and (B) those that, in the aggregate, would not have an EVI MAE.

                  (e) Commission Filings; Financial Statements. EVI has filed all reports and documents required to filed with the Securities and Exchange Commission (the "Commission") since December 31, 1993. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by EVI with the Commission since December 31, 1993, through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "EVI Commission Filings". EVI has heretofore delivered to, or made accessible to, GulfMark copies of the EVI Commission Filings. As of the respective dates of their filing with the Commission, the EVI Commission Filings complied in all material respects with the applicable requirements of the Securities Act of 1934 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (f) Absence of Certain Charges and Events. Since December 31, 1995, except as contemplated by this Agreement or as disclosed in the EVI Commission Filings filed with the Commission prior to the date hereof, there has been no EVI MAE.

                  (g)      Tax Matters.

                           (i) Except as set forth in Section 2.1(f) of the
                  disclosure letter delivered by EVI to GulfMark on the date hereof (the "EVI Disclosure Letter"), all returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to EVI or any of the EVI Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which EVI was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or, except as set forth in Section 2.1(f) of the EVI Disclosure

                  Letter, adequately provided for in reserves established by EVI, except where the failure to file, pay or provide for would not have a EVI MAE.

                           (ii) EVI has no present plan or intention after the
                  Merger to (A) liquidate the Surviving Corporation, (B) merge the Surviving Corporation with or into another corporation,
                  (C) sell or otherwise dispose of the stock of the Surviving Corporation, (D) cause or permit the Surviving Corporation to sell or otherwise dispose of any of the assets of GulfMark or the assets of Sub vested in the Surviving Corporation except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the Code, (E) reacquire any of the stock issued to the GulfMark stockholders pursuant to the Merger,
                  (F) cause or permit the Surviving Corporation to discontinue the historic business of GulfMark, or (G) acquire Spinco or Spinco Assets.

                           (iii) EVI is not an investment company as defined in
                  ss.368(a)(2)(F)(iii) and (iv) of the Code or as defined in the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

                  (h) Voting Requirements. The affirmative vote of the holders of a majority of the shares of EVI Common Stock present at the special stockholders' meeting and entitled to vote is the only vote of the holders and any class or series of the capital stock of EVI necessary to approve this Agreement and the Merger.

                  (i) Brokers. Except for fees and expenses payable by EVI to Prudential Securities Corporation, no broker, investment banker, or other Person acting on behalf of EVI is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                  (j) Information Supplied. None of the information supplied or to be supplied by EVI for inclusion or incorporation by reference in
         (i) the Registration Statement (as defined in Section 5.1) will, at the time the Registration Statement is filed with the Commission, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to EVI's stockholders and at the time of the EVI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. For purposes of this Agreement, the parties agree that the statements made and information in the Registration Statement and the Proxy Statement relating to the Federal income tax consequences of the transactions contemplated hereby shall be deemed to be supplied by GulfMark and Spinco and not by EVI or Sub.

         2.2 REPRESENTATIONS AND WARRANTIES OF GULFMARK AND SPINCO. Each of GulfMark and Spinco, jointly and severally hereby represents and warrants to EVI that:

                  (a) Organization. Each of GulfMark and Spinco is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and Ercon Development Company, a wholly owned subsidiary of GulfMark to be merged into GulfMark prior to the Effective Time ("Ercon") is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of GulfMark, Spinco and Ercon has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such governmental authority would not (i) have a material adverse effect on the financial condition of GulfMark or Ercon after giving effect to the Distribution or (ii) prevent or adversely affect the ability of GulfMark and Spinco to perform and comply with their respective obligations under this Agreement, the Distribution Agreement or any other agreement to be executed and delivered in connection with the transactions contemplated hereby or thereby (a "GulfMark MAE"). Except as set forth in Section 2.2(a) of the disclosure letter delivered by GulfMark to EVI on the date hereof (the "GulfMark Disclosure Letter"), each of GulfMark, Ercon and Spinco is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not have a GulfMark MAE. Each of GulfMark, Ercon and Spinco is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a GulfMark MAE. GulfMark has heretofore delivered to EVI true and complete copies of GulfMark's Certificate of Incorporation (the "GulfMark Certificate") and bylaws, Spinco's Certificate of Incorporation and bylaws and Ercon's Articles of Incorporation and bylaws as in existence on the date hereof.

                  (b)      Capitalization.

                           (i) The authorized capital stock of GulfMark consists
                  of 10,000,000 shares of GulfMark Common Stock, par value $1.00 per share and 500,000 shares of Preferred Stock, par value $50.00 per share. As of September 30, 1996, there were issued and outstanding 3,338,852 shares of GulfMark Common Stock and no shares of GulfMark Common Stock were held as treasury shares. There are no outstanding shares of GulfMark Preferred Stock. A total of 390,833 shares of GulfMark Common Stock have been reserved for issuance pursuant to the stock option plans described in Section 2.2(b)(iii). All issued and outstanding shares of GulfMark Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. GulfMark is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of GulfMark.

                           (ii) The authorized capital stock of Ercon consists
                  of 10,000 shares of Ercon Common Stock, par value $1.00 per share. As of September 30, 1996, there were issued and outstanding 10,000 shares of Ercon Common Stock and no shares of Ercon Common Stock were held as treasury shares. All issued and outstanding shares of Ercon Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. Ercon is not a party to, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Ercon. GulfMark owns all of the issued and outstanding Common Stock of Ercon.

                           (iii) As of the date hereof, there are outstanding
                  options (the "GulfMark Options") to purchase an aggregate of 109,500 shares of GulfMark Common Stock under the 1987 Stock Option Plan and the Amended and Restated 1993 Non-Employee Director Stock Option Plan (collectively the "GulfMark Plans"). All GulfMark Options will be transferred to Spinco's Adjustment Plans prior to the Effective Time. As of the Effective Time, there will be no options outstanding under the GulfMark Plans. There are not now (other than as set forth in this Section 2.2(b)), and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of GulfMark outstanding other than GulfMark Common Stock issued pursuant to the exercise of GulfMark Options or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of GulfMark, or contracts, understandings or arrangements to which GulfMark is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

                           (iv) GulfMark owns all of the issued and outstanding
                  Common Stock of Spinco.

                           (v) Section 2.2(b)(v) of the GulfMark Disclosure
                  Letter sets forth a list of all corporations, partnerships, limited liability companies and other entities of which GulfMark owns directly or indirectly, an equity interest (such entities, excluding EVI and its subsidiaries referred to herein as the "GulfMark Subsidiaries").

                  (c) Authorization and Validity of Agreement. Each of GulfMark and Spinco has all requisite corporate power and authority to enter into this Agreement, the Distribution Agreement and the other agreements and instruments contemplated to be executed and delivered in connection with the Merger and the Distribution (the Distribution Agreement and such other agreements and instruments contemplated to be executed and delivered in connection with the Merger and the Distribution being referred to as the "Other Agreements") and to perform its obligations hereunder and thereunder. The execution and delivery by GulfMark and Spinco of this Agreement and the Other Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger and the Distribution, to approval of this Agreement and the Contribution and Distribution by the GulfMark stockholders as provided for in Section 5.3). On or prior to the date hereof the Board of Directors of GulfMark has determined to recommend approval of the Merger and the Contribution and Distribution to the stockholders of GulfMark, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by GulfMark and Spinco and is the valid and binding obligation of GulfMark and Spinco, enforceable against them in accordance with its terms. The Other Agreements, when executed and delivered by GulfMark and Spinco, as applicable, will constitute valid and binding obligations of GulfMark and Spinco, enforceable against them in accordance with their respective terms.

                  (d) No Approvals or Notices Required; No Conflict with Instruments to which GulfMark is a Party. The execution and delivery of this Agreement and the Other Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of GulfMark, Ercon Spinco or any of their subsidiaries under, any provision of (i) the GulfMark Certificate or bylaws of GulfMark, the Ercon Articles of Incorporation or bylaws of Ercon, the Spinco Certificate of Incorporation or bylaws of Spinco or any provision of the comparable organizational documents of their subsidiaries, (ii) except as set forth in Section 2.2(d) of the GulfMark Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease, guaranty or other financial assurance agreement or other agreement, instrument, permit, concession, franchise or license applicable to GulfMark or Ercon, or their respective properties or assets, (iii) except as set forth in Section 2.2(d) of the GulfMark Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease, guaranty or other financial assurance agreement or other agreement, instrument, permit, concession, franchise or license applicable to Spinco or any other GulfMark Subsidiary (other than Ercon), or their respective properties or assets and (iv) subject to governmental filing and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to GulfMark, Ercon, Spinco or any of their subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a GulfMark MAE. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to GulfMark, Ercon, Spinco or any of their subsidiaries in connection with the execution and delivery of this

         Agreement by GulfMark, and Spinco or the consummation by GulfMark, Ercon and Spinco of the transactions contemplated hereby, except for
         (i) the filing of a pre-merger notification and report form by GulfMark under the HSR Act, (ii) the filing with the Commission of (A) a proxy or information statement relating to Stockholder Approval (such proxy or information statement as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of a Certificate of Merger with the Delaware Secretary of State and the Texas Secretary of State with respect to the merger of Ercon into GulfMark and the filing of appropriate document(s) with the relevant authority of other states in which each of Ercon and GulfMark is qualified to do business,
         (iv) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities of other states in which each of GulfMark and Spinco is qualified to do business and
         (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices as are set forth in
         Section 2.2(d) of the GulfMark Disclosure Letter.

                  (e) Commission Filings; Financial Statements. GulfMark has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Commission. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by GulfMark with the Commission since December 31, 1993 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "GulfMark Commission Filings." GulfMark has heretofore delivered to EVI copies of the GulfMark Commission Filings. As of the respective dates of their filing with the Commission, the GulfMark Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of GulfMark, all material contracts of GulfMark and its subsidiaries have been included in the GulfMark's filings with the Commission since the initial registration of its stock under the Exchange Act, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission.

                  Each of the consolidated financial statements (including any related notes or schedules) included in the GulfMark Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with the rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of GulfMark as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). As of the date hereof, GulfMark has no liabilities, absolute or contingent, that may reasonably be expected to have a GulfMark MAE, that are not reflected in the GulfMark Commission Filings, except (i) those incurred in the ordinary course of business consistent with past operations and not relating to the borrowing of money, and
         (ii) those set forth in Section 2.2(e) of the GulfMark Disclosure
         Letter.

                  (f) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since December 31, 1995, except as contemplated by this Agreement, the Distribution Agreement or as disclosed in the GulfMark Commission Filings or set forth in Section 2.2(f) of the GulfMark Disclosure Letter, GulfMark and its subsidiaries have conducted their respective businesses only in the ordinary and usual course in accordance with past practice, and there has not been:
         (i) a GulfMark MAE or any other material adverse change in the financial condition, results of operations, assets or business of GulfMark, taken as a whole, or (ii) to the knowledge of GulfMark, any other condition, event or development that reasonably may be expected to result in any such material adverse change or a GulfMark MAE; (iii) any change by GulfMark or Ercon in its accounting methods, principles or practices; (iv) any revaluation by GulfMark or Ercon of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice; (v) any entry by GulfMark or Ercon into any commitment or transaction that would be material to GulfMark or Ercon; (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the GulfMark Common Stock or any redemption, purchase or other acquisition of any of its securities; (vii) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of GulfMark or Ercon; (viii) any increase in indebtedness of borrowed money other than borrowing under existing credit facilities as disclosed in Section 2.2(f) of the GulfMark Disclosure Letter; (ix) any granting of a security interest or Lien on any property or assets of GulfMark or Ercon, other than (A) Liens for taxes not due and payable and (B) inchoate mechanics', warehousemen's and other statutory Liens incurred in the ordinary course of business (collectively, "Permitted Liens"); or (x) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any directors, officers or key employees of GulfMark or Ercon or which GulfMark or Ercon would be responsible.

                  (g) Litigation. Except as disclosed in the GulfMark Commission Filings or as set forth in Section 2.2(g) of the GulfMark Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings, ("Demands"), pending or, to the knowledge of GulfMark, threatened against or affecting (i) GulfMark or Ercon or any of their respective properties at law or in equity, or any of their employee benefit plans or fiduciaries of such plans, or (ii) Spinco or any GulfMark or Spinco subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel (each a "Governmental Entity"), wherever located (i) that exist today or (ii) that would otherwise, if adversely determined, have a GulfMark MAE. None of GulfMark, Ercon or Spinco is subject to any judicial, governmental or administrative order, writ, judgment, injunction or decree.

                  (h)      Employee Benefit Plans.

                           (i) Section 2.2(h) of the GulfMark Disclosure Letter
                  provides a description of each of the following which is sponsored, maintained or contributed to by GulfMark or any corporation, trade, business or entity under common control with GulfMark within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a "GulfMark ERISA Affiliate") for the benefit of its employees, or has been so sponsored, maintained or contributed to within three years prior to the Closing Date.

                            (A)  each "employee benefit plan," as
                                 such term is defined in Section 3(3)
                                 of the Employee Retirement Income
                                 Security Act of 1974, as amended
                                 ("ERISA"), ("Plan"); and

                            (B) each stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 2.2(h)(i)(A) to which GulfMark or Ercon is a party or has any obligation ("Benefit Program or Agreement").

                  True and complete copies of each of the Plans, Benefit Programs or Agreements, related trusts, if applicable, and all amendments thereto, together with (i) the Forms 5500, 990 and 1041, as applicable, for the three most recent fiscal years,
                  (ii) all current summary plan descriptions for each such Plan,
                  (iii) the most recent Internal Revenue Service determination letters for each such Plan, as applicable, and all correspondence with the Internal Revenue Service and the Department of Labor relating to such Plans, Benefit Programs and Agreements have been furnished to EVI.

                           (ii) Except as otherwise set forth in Section 2.2(h) of the GulfMark Disclosure Letter,

                            (A)  None of GulfMark or any GulfMark
                                 ERISA Affiliate contributes to or
                                 has an obligation to contribute to,
                                 or has at any time contributed to or
                                 had an obligation to contribute to,
                                 a plan subject to Title IV of ERISA,
                                 including, without limitation, a
                                 multi employer plan within the
                                 meaning of Section 3(37) of ERISA,
                                 nor have such companies engaged
                                 in any transaction described in
                                 Sections 406 and 407 of ERISA
                                 (unless exempt under Section 408) or
                                 Section 4975 of the Code (unless
                                 exempt);

                            (B)  Each Plan and each Benefit Program
                                 or Agreement has been administered,
                                 maintained and operated in all
                                 material respects in accordance with
                                 the terms thereof and in compliance
                                 with its governing documents and
                                 applicable law (including, where
                                 applicable, ERISA and the Code and
                                 timely filing of Form 5500's for
                                 each year);

                            (C)  There is no matter pending with
                                 respect to any of the Plans before
                                 any governmental agency, and there
                                 are no actions, suits or claims
                                 pending (other than routine claims
                                 for benefits) or, to the knowledge
                                 of GulfMark or Spinco, threatened
                                 against, or with respect to, any of
                                 the Plans or Benefit Programs or
                                 Agreements or their assets;

                            (D)  No act, omission or transaction has
                                 occurred which would result in
                                 imposition on GulfMark or any
                                 GulfMark ERISA Affiliate of breach
                                 of fiduciary duty liability damages
                                 under Section 409 of ERISA, a civil
                                 penalty assessed pursuant to
                                 subsections (c), (i) or (l) of
                                 Section 502 of ERISA or a tax
                                 imposed pursuant to Chapter 43 of
                                 Subtitle D of the Code; and

                            (E)  Except as provided in Section 5.7, the
                                 execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require GulfMark or any GulfMark ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement or cause the companies to make accelerated payments.

                           (iii) Except as set forth in Section 2.2(h) of the
                  GulfMark Disclosure Letter, termination of employment of any employee of GulfMark or Ercon immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans, Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

                           (iv) Each Plan may be unilaterally amended or
                  terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                           (v) Except as set forth in Section 2.2(h) of the
                  GulfMark Disclosure Letter, none of the employees of GulfMark or Ercon are subject to union or collective bargaining agreements.

                           (vi) None of GulfMark or any of the GulfMark ERISA
                  Affiliates has agreed or is obligated to provide retiree medical coverage and each of such companies has fully complied with all obligations under COBRA applicable to it.

                  (i)      Taxes.

                           (i) Except as set forth in Section 2.2(i) of the
                  GulfMark Disclosure Letter, all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date by or with respect to GulfMark or any GulfMark Subsidiary, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which GulfMark was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been or will be duly and timely paid or adequately provided for in reserves established by GulfMark or any such GulfMark Subsidiary, except where the failure to file, pay or provide for would not have a material adverse effect on the financial condition, results of operations, or business of GulfMark or otherwise result in a GulfMark MAE. All income Tax returns of or with respect to GulfMark or any GulfMark Subsidiary have been audited by the applicable Governmental Authority, or the applicable statute of limitations has expired, for all periods up to and including the tax year ended December 31, 1991. There is no material claim against GulfMark or any GulfMark Subsidiary with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to GulfMark or any GulfMark Subsidiary that has not been adequately provided for in reserves established by GulfMark or such GulfMark Subsidiary. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the GulfMark Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of GulfMark or any GulfMark Subsidiary through the periods covered thereby. GulfMark has (and as of the Closing Date will have) made estimated tax payments for taxable years for which the United States consolidated federal income Tax return is not yet due required with respect to Taxes. Except as set forth in Section 2.2(i) of the GulfMark Disclosure Letter, no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from GulfMark or any GulfMark Subsidiary. Except for statutory Liens for current Taxes not yet due, no Liens for Taxes exist upon the assets of GulfMark. Except as set forth in paragraph 2.2(i) of the GulfMark Disclosure Letter, none of GulfMark or any GulfMark Subsidiary has filed consolidated income Tax Returns with any corporation, other than consolidated federal, state or foreign income Tax returns by GulfMark for any taxable period which is not now closed by the applicable statute of limitations. None of GulfMark or any GulfMark Subsidiary has any deferred intercompany gain as defined in Treasury Regulations Section 1.1502-13.

                           (ii) As of the Closing Date, to GulfMark's knowledge,
                  there is no plan or intention by the stockholders of GulfMark to sell, exchange or otherwise dispose of a number of shares of EVI received in the Merger that would reduce the GulfMark stockholders' ownership of EVI shares to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Shares as of the same date. For purposes of this representation, Shares exchanged for cash or other property or exchanged in lieu of fractional shares of EVI will be treated as outstanding Shares on the date of the Merger. Moreover, the shares of EVI held by the GulfMark stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

                           (iii) GulfMark is not an investment company as
                  defined in ss.368(a)(2)(F)(iii) and (iv) of the Code.

                           (iv) GulfMark is not under the jurisdiction of a
                  court in a Title 11 or similar case with the meaning of ss.368(a)(3)(A) of the Code.

                           (v) There is no intercorporate indebtedness existing
                  between GulfMark and EVI that was issued, acquired or will be settled at a discount.

                  (j) Environmental Matters. Except as set forth in Section 2.2(j) of the GulfMark Disclosure Letter, (i) the properties, operations and activities of GulfMark and each of its subsidiaries complies in all material respects with all applicable Environmental Laws; (ii) none of GulfMark or any of its GulfMark Subsidiaries is subject to any existing, pending or, to the knowledge of GulfMark, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) except where the failure would have a GulfMark MAE, all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by GulfMark or Ercon under any Environmental Law in connection with any aspect of the business of GulfMark, Ercon or any GulfMark Subsidiary, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger and the Distribution, and GulfMark and Ercon is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) GulfMark and each of its subsidiaries has satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any other Environmental Law, and none of such parties has received any notice of noncompliance with any such requirements; (v) to GulfMark's knowledge, there are no physical or environmental conditions existing on any property currently owned or previously owned by GulfMark or any entity in which it has or had ownership interest that could reasonably be expected to give rise to any on-site or off-site remedial obligations under any Environmental Laws; and (vi) to GulfMark's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by GulfMark or used in connection with their properties or operations have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under environmental laws to treat, store or dispose of such substances and wastes, and, to the knowledge of GulfMark, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or overtly threatened action, investigation, or inquiry by any governmental authority in connection with any Environmental Laws.

                  For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. For purposes of this Agreement, the term "Governmental Authority" includes the United States, any foreign jurisdiction, the state, county, city, and political subdivisions in which the party in question owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them.

                  (k) Investment Company. GulfMark is not an investment company as defined in the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

                  (l) Severance Payments. Except as set forth in Section 2.2(l) of the GulfMark Disclosure Letter, GulfMark will not have any liability or obligation to pay a severance payment or similar obligation to any of their respective employees, officers, or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such Persons be entitled to an increase in severance payments or other benefits as a result of the Merger, the Contribution, the Distribution or the transactions contemplated by this Agreement or the Other Agreements in the event of the subsequent termination of their employment.

                  (m) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of GulfMark Common Stock is the only vote of the holders of any class or series of the capital stock of GulfMark necessary to approve this Agreement, the Merger, the Contribution, the Distribution and the transactions contemplated hereby and by the Other Agreements in order to comply with the DGCL, GulfMark's Certificate of Incorporation and Bylaws and the rules and regulations of The NASDAQ Stock Market.

                  (n) Brokers. Except for Jefferies & Company, Inc., whose fees shall be paid by GulfMark, no broker, investment banker, or other Person acting on behalf of GulfMark is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                  (o) Assets and Liabilities at Closing.  At the Effective Time:

                           (i) the assets of GulfMark shall consist of (1)
                  2,235,572 shares of EVI Common Stock, which shall be held free and clear of all Liens, (2) 200 shares of Common Stock of AIOC, which represents all of the ownership interest of GulfMark and the GulfMark Subsidiaries in AIOC, (3) all assets used in connection with the business and operations previously conducted by Ercon, (4) all tax, financial, accounting and other general corporate records, including records relating to all past operations and subsidiaries (including partnerships and joint ventures) other than those constituting a part of the Assets, (5) GulfMark's accounts receivable (billed and unbilled) relating to the business conducted by Ercon, (6) cash in the amount of $300,000 and (7) cash in the amount of the transactional expenses of GulfMark to be paid by GulfMark relating to the Contribution, the Distribution and the Merger;

                           (ii) the liabilities of GulfMark shall consist only
                  of certain expenses related to the Merger and the Distribution which shall have been fully reserved for in the Net Working Capital, and GulfMark's accounts payable relating to the business conducted by Ercon, which shall have been fully reserved for in the Net Working Capital;

                           (iii) all obligations and liabilities (fixed or
                  contingent, known or unknown) of GulfMark shall have been assumed by Spinco other than liabilities described in clause
                  (ii) and the obligation to perform in the future under contracts relating to Ercon that will be identified on schedules to the Distribution Agreement; and

                           (iv) the Net Working Capital of GulfMark shall equal
                  $300,000. "Net Working Capital" shall mean the current assets of GulfMark excluding inventory, less the liabilities of GulfMark as reflected on the balance sheet of GulfMark as of the Effective Time on an unconsolidated basis. Current assets and liabilities shall have the meaning attributable to them by generally accepted account principles as applied historically by GulfMark, provided, however, for purposes of the definition of Net Working Capital, (i) accounts receivable shall be net of reserves for bad debt and doubtful accounts,
                  (ii) the stock of AIOC shall not be considered a current asset and (iii) liabilities shall mean the full undiscounted amount of any liabilities of GulfMark and Ercon, including any liabilities that will accrue as a result of the Merger, the Contribution or the Distribution, whether or not such liabilities would be required to be reflected as a liability by generally accepted accounting principles.

                  (p) Compliance with Laws. GulfMark, Spinco, Ercon and each of their respective subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold could not reasonably be expected to have a GulfMark MAE (the "GulfMark Permits"). All applications with respect to such permits, licenses, variances, exemptions, orders, franchises and approvals were complete and correct in all material respects when made and neither GulfMark nor Spinco know of any reason why any of such permits, licenses, variances, exemptions, orders, franchises and approvals would be subject to cancellation. GulfMark, Spinco, Ercon, and each of their respective subsidiaries are in compliance with the terms of the GulfMark Permits except where the failure to so comply could not reasonably be expected to have a GulfMark MAE. None of GulfMark, Spinco, Ercon, nor any of their respective subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to GulfMark, Spinco, Ercon or any of their respective subsidiaries or their respective business, assets or operations, except for violations and failures to comply that would not have a GulfMark MAE.

                  (q) Contracts.

                           (i) Section 2.2(q) to the GulfMark Disclosure Letter
                  contains a complete list of the following contracts, agreements, arrangements and commitments: (i) all employment or consulting contracts or agreements to which GulfMark or Ercon is contractually obligated; (ii) current leases, sales contracts and other agreements with respect to any property, real or personal, of GulfMark or Ercon or to which GulfMark or Ercon is contractually obligated; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $30,000 to which GulfMark or Ercon is obligated; (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation for the borrowing of money, to which GulfMark, Ercon, Spinco or any of their subsidiaries is a party or any of their respective properties is bound; (v) contracts or agreements or amendments thereto that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by GulfMark as of the date hereof that has not been filed as an exhibit to the GulfMark's Annual Report on Form 10-K for the year ended December 31, 1995, filed by it with the

                  Commission or any report filed with the Commission under the Exchange Act since such date; (vi) all outstanding proposals to which Ercon is subject to as of November 21, 1996; (vii) all corporations, partnerships, limited liability companies and other entities which GulfMark has owed, directly or indirectly, an equity interest since 1969, in which the officers of GulfMark are aware after reasonable investigation,
                  (viii) all material indemnification and guaranty or other similar obligations to which GulfMark or Ercon is bound and which the officers of GulfMark or Ercon, after reasonable investigation, are aware, (ix) any outstanding bonds, letters of credit posted or guaranteed by GulfMark or Ercon with respect to any Person, (x) any covenants not to compete or other obligations affecting GulfMark or Ercon that would restrict the Surviving Corporation or EVI and its affiliates from engaging in any business or activity which the officers of GulfMark or Ercon are aware, after reasonable investigation and (xi) contracts, agreements, arrangements or commitments, other than the foregoing that could reasonably be considered to be material to GulfMark or Ercon.

                           (ii) True and correct copies of all the instruments
                  described in Section 2.2(q) of the GulfMark Disclosure Letter have been furnished or made a available to EVI. Except as noted in the GulfMark Disclosure Letter, all such agreements, arrangements or commitments are valid and subsisting and each of GulfMark, Ercon, Spinco and their respective subsidiaries to the extent each is a party, has duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, and no breach or default thereunder by GulfMark, Ercon, Spinco or their respective subsidiaries or, to the knowledge of GulfMark, any other party thereto has occurred that could impair the ability of each of GulfMark, Ercon, Spinco or their respective subsidiaries to enforce any material rights thereunder. There are no material liabilities of any of the parties to any of the contracts between GulfMark, Ercon, Spinco or any of their subsidiaries and third parties arising from any breach of or default in any provision thereof or which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset of GulfMark, Ercon, Spinco or any of their subsidiaries. Neither GulfMark nor Ercon has any information that might reasonably indicate that any of the material customers or suppliers to Ercon intend to cease purchasing from, selling to or dealing with it, nor has any information been brought to the attention of GulfMark or Ercon that might reasonably lead either to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with GulfMark or Ercon or would alter in any significant respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated hereby.

                  (r)      Title to Property.

                           (i) At the Effective Time, GulfMark will have good
                  and marketable title to, or valid leasehold interests in, all its properties and assets. GulfMark has good and valid title to 2,235,572 shares of EVI Common Stock, free and clear of all Liens. GulfMark has good and valid title to 200 shares of AIOC Common Stock, free and clear of all Liens.

                           (ii) Each of GulfMark and Ercon has complied in all
                  material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of GulfMark and Ercon enjoys peaceful and undisturbed possession under all such leases.

                  (s) Insurance Policies. Section 2.2(s) of the GulfMark Disclosure Letter contains a correct and complete description of all insurance policies of GulfMark covering GulfMark, Ercon and their subsidiaries, any employees or other agents of GulfMark and its subsidiaries or any assets of GulfMark, Ercon and their subsidiaries. Each such policy is in full force and effect, is with responsible insurance carriers and is substantially equivalent in coverage and amount to policies covering companies of the size of GulfMark and in the business in which GulfMark and its subsidiaries is engaged, in light of the risk to which such companies and their employees, businesses, properties and other assets may be exposed. All retroactive premium adjustments under any worker's compensation policy of GulfMark or any of its subsidiaries have been recorded in GulfMark's financial statements in accordance with generally accepted accounting principles and are reflected in the financial statements contained in the Commission Filings.

                  (t) Loans. Section 2.2(t) of the GulfMark Disclosure Letter sets forth all existing loans, advances or other extensions of credit (excluding accounts receivable arising in the ordinary course of business) by GulfMark or Ercon subsidiaries to any party other than intercompany loans, advances, guaranties or extensions of credit. All items listed in Section 2.2(t) of the GulfMark Disclosure Letter will be repaid in full, or assumed by Spinco, prior to the Effective Time of the Merger. All intercompany obligations and loans between GulfMark and its subsidiaries, including Spinco, will be extinguished prior to the Distribution without any ongoing liability to GulfMark or Spinco with respect thereto, except as set forth herein or in the Distribution Agreement.

                  (u) No Fraudulent Transfer. GulfMark has not within the last twelve months made any transfer or incurred any obligation with actual intent to hinder, delay or defraud any entity to which it was or may become indebted and it has not transferred any material property without receiving reasonably equivalent value for any such transfer obligation. Both immediately prior to and immediately after the Distribution and the Merger, (i) the fair value of GulfMark's assets and Spinco's assets after the Distribution at a fair valuation exceeds its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of GulfMark's and Spinco's property is greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and mature,
         (iii) GulfMark prior to the Distribution and Spinco after the Distribution each reasonably expect to be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) GulfMark before the Distribution and Spinco after the Distribution will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses of (i) through (iv), the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (v) Information Supplied. None of the information supplied or to be supplied by GulfMark for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 5.1) will, at the time the Registration Statement is filed with the Commission, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to GulfMark's stockholders and at the time of the GulfMark Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. For purposes of this Agreement, the parties agree that the statements made and information in the Registration Statement and the Proxy Statement relating to the Federal income tax consequences of the transactions contemplated hereby shall be deemed to be supplied by GulfMark and Spinco and not by EVI or Sub.

                                   ARTICLE III

                              COVENANTS OF GULFMARK

         3.1 CONDUCT OF BUSINESS BY GULFMARK PENDING THE MERGER. GulfMark covenants and agrees that, from the date of this Agreement until the Effective Time, unless EVI shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or the Distribution Agreement or set forth in
Section 3.1 of the GulfMark Disclosure Letter:

                  (a) the business of GulfMark, including that of Ercon, and the GulfMark Subsidiaries shall be conducted only in, and GulfMark and the GulfMark Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice; provided, however, that GulfMark shall cause Ercon to be merged into it prior to the Effective Time;

                  (b) GulfMark shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber any capital stock of GulfMark except upon the exercise of GulfMark Options; (ii) split, combine, or reclassify any outstanding capital stock, or declare, set aside, or pay any dividend payable in cash, stock, property, or otherwise with respect to its capital stock whether now or hereafter outstanding; (iii) redeem, purchase or acquire or offer to acquire any of its capital stock; (iv) acquire, agree to acquire or make any offer to acquire for cash or other consideration, any equity interest in or assets of any corporation, partnership, joint venture, or other entity in an amount greater than $500,000; or (v) enter into any contract, agreement, commitment, or arrangement with respect to any of the matters set forth in this Section 3.1(b);

                  (c) GulfMark shall not transfer, dispose or otherwise convey any of the shares of EVI Common Stock held by it or grant or permit there to exist any Lien on such shares;

                  (d) GulfMark shall not enter into any contract regarding the business of Ercon having a term greater than 120 days or involving an amount in excess of $50,000 or commit to do the same provided, it is understood that EVI shall send a representative to Ercon's weekly sales meetings to approve or reject pending proposals and contracts. If no EVI representative attends the weekly meeting to make such decisions, Ercon shall forward the weekly proposals listing to the EVI representative; unless EVI objects in writing, proposals and contracts shall be deemed approved by EVI two (2) business days after receipt of the weekly proposals listing;

                  (e) GulfMark shall not become bound by any agreement or obligation in an amount in excess of $500,000 in the aggregate for all such agreements and obligations unless by the terms of such agreement or obligation such agreement or obligation will be assumed by Spinco as of the Distribution and GulfMark will have no further obligations with respect thereto;

                  (f) GulfMark shall not pledge or encumber any of the assets to be held by GulfMark following the Distribution;

                  (g) GulfMark shall not enter into any employment or consulting contracts;

                  (h) GulfMark shall not enter into any contract or agreement that if effective on the date hereof would be required to be identified as a disclosure pursuant to Section 2.2(q)(i), (ii) or (x) of the GulfMark Disclosure Letter.

                  (i) GulfMark shall not sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or otherwise dispose of any of GulfMark's or Ercon's properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

                  (j) Neither GulfMark nor Ercon shall directly or indirectly incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of GulfMark or Ercon, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice which obligations in respect of GulfMark and Ercon shall be released in connection with the Distribution, or make or permit to remain outstanding any loans, advances or capital contributions to, or investments in, any other Person, other than to GulfMark or any direct or indirect wholly owned subsidiary of GulfMark;

                  (k) GulfMark shall not make any election relating to Taxes;.

                  (l) Neither GulfMark nor Ercon shall not change any accounting principle used by it or applicable to Ercon;

                  (m) GulfMark shall use its reasonable efforts (i) to preserve intact the business organization of GulfMark and Ercon, (ii) to maintain in effect any material authorizations or similar rights of GulfMark or Ercon, (iii) to preserve the goodwill of those having material business relationships with it; (iv) to maintain and keep each of GulfMark's and Ercon's properties in the same repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty; and (v) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and Ercon;

                  (n) GulfMark shall, and shall cause the GulfMark Subsidiaries to, perform their respective obligations under any contracts and agreements to which it is a party or to which any of its assets is subject, except to the extent such failure to perform would not have a GulfMark MAE, and except for such obligations as GulfMark in good faith may dispute;

                  (o) GulfMark shall cause there to exist immediately prior to the Effective Time Net Working Capital of not less than $300,000;

                  (p) Neither GulfMark nor Ercon shall settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises: (i) of litigation where the amount paid in settlement or compromise does not exceed $500,000, or if greater, the amount of the reserve therefor reflected in the most recent SEC Documents and the terms of the settlement would not otherwise have a GulfMark MAE, or (ii) in consultation and cooperation with EVI, and, with respect to any such settlement, with the prior written consent of EVI;

                  (q) GulfMark shall cause the Distribution Agreement to be executed and delivered by GulfMark and Spinco and the Contribution and Distribution to be effected prior to the Merger immediately prior to the Effective Time; and

                  (r) GulfMark shall not authorize any of, or commit or agree to take any of, or permit any GulfMark Subsidiary to take any of, the foregoing actions to the extent prohibited by the foregoing and shall not, and shall not permit any of the GulfMark Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in
         Article VI not being satisfied. GulfMark promptly shall advise EVI orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on GulfMark and the GulfMark Subsidiaries, taken as a whole; or cause a GulfMark MAE.

         3.2 NET WORKING CAPITAL REQUIREMENTS. GulfMark covenants that as of the Effective Time it shall have Net Working Capital equal to $300,000. Net Working Capital shall have the meaning set forth in Section 2.2(o) of this Agreement. Spinco and GulfMark covenant and agree that they will adjust the Net Working Capital 90 days after the Effective Date as follows ("Adjustment Date");

                  (a) to the extent there exists on the Adjustment Date any uncollected accounts receivable (including uncollected unbilled accounts receivable) or notes receivable which were counted in the calculation of Net Working Capital as of the Effective Date ("Uncollected Receivables"), Spinco shall purchase from GulfMark such Uncollected Receivables for the face amounts thereof and GulfMark shall assign such Uncollected Receivables to Spinco without recourse;

                  (b) on the Adjustment Date after any purchase of Uncollected Receivables, if it is determined that as of the Effective Time Net Working Capital exceeded $300,000, GulfMark shall remit any amounts in excess of $300,000 to Spinco in cash;

                  (c) on the Adjustment Date, after any purchase of Uncollected Receivables, it is determined that Net Working Capital was less than $300,000 at the Effective Time, Spinco shall remit to GulfMark an amount equal to the difference between $300,000 and the amount of Net Working Capital as the Effective Time (after consideration of purchases of Uncollected Receivables);

                  (d) the provisions of this Section 3.2 shall not affect Spinco's obligations under the Distribution Agreement to assume and indemnify EVI as set forth therein.

         3.3 AFFILIATES' AGREEMENTS. Prior to the Closing Date, GulfMark shall deliver to EVI a letter identifying all Persons that are, at the time this Agreement is submitted for approval to the stockholders of GulfMark, "affiliates" of GulfMark for purposes of Rule 145 under the Securities Act. GulfMark shall use its reasonable efforts to cause each such Person to deliver to EVI on or prior to the Closing Date a written agreement confirming such Person's obligations under Rule 145.

                                   ARTICLE IV

                  COVENANTS OF EVI PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY EVI PENDING THE MERGER. EVI covenants and agrees that, from the date of this Agreement until the Effective Time, unless GulfMark shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, it will not take any action that would, or that reasonably could be expect to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied.

         4.2 RESERVATION OF EVI STOCK. EVI shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of EVI Common Stock as may be issuable upon consummation of the Merger.

         4.3 STOCK EXCHANGE LISTING. EVI shall use reasonable efforts to cause the shares of EVI Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as reasonably practicable after the execution of this Agreement, EVI and GulfMark shall prepare and file with the Commission preliminary proxy materials that shall constitute the Proxy Statement of EVI and GulfMark and the registration statement with respect to the EVI Common Stock to be issued in connection with the Merger (the "Registration Statement"). As promptly as reasonably practicable after final comments are received from and cleared by the Commission on the preliminary proxy materials, EVI and GulfMark shall file with the Commission a combined joint proxy statement and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval and adoption of the Merger and this Agreement by the stockholders of EVI and the stockholders of GulfMark and the issuance by EVI of EVI Common Stock in connection with the Merger and shall use their reasonable efforts to cause the Registration Statement to become effective as soon as practicable. Subject to the terms and conditions set forth in Section 6.2 and the fiduciary obligations of the Board of Directors of EVI with respect to such matters, the Proxy Statement shall contain a statement that the Board of Directors of EVI recommended that the stockholders of EVI approve and adopt the Merger and this Agreement. Subject to the terms and conditions set forth in Section 6.3 and the fiduciary obligations of the Board of Directors of GulfMark with respect to such matters, the Proxy Statement shall contain a statement that the Board of Directors of GulfMark recommended that the stockholders of GulfMark approve and adopt the Merger and this Agreement.

         5.2      ACCOUNTANTS LETTERS.

                  (a) GulfMark shall use its reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of the Proxy Statement and confirmed and updated at the Closing as of the Closing Date, and addressed to itself and EVI, in the form and substance reasonably satisfactory to EVI and customary in the scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

                  (b) EVI shall use its reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of the Proxy Statement and confirmed and updated at the Closing as of the Closing Date, and addressed to itself and GulfMark, in form and substance reasonably satisfactory to GulfMark and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

         5.3      MEETINGS OF STOCKHOLDERS.

                  (a) GulfMark shall promptly take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement and the Distribution. Subject to the terms and conditions set forth in Section 6.3 and the fiduciary obligations of the Board of Directors of GulfMark with respect to such matters, the Board of Directors of GulfMark (i) shall recommend at such meeting that the stockholders of GulfMark vote to adopt and approve the Merger and this Agreement and the Distribution, (ii) shall use its reasonable efforts to solicit from stockholders of GulfMark proxies in favor of such adoption and approval and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

                  (b) EVI shall promptly take all action reasonably necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement. Subject to the terms and conditions set forth in Section 6.2 and the fiduciary obligations of the Board of Directors of EVI with respect to such matters, the Board of Directors of EVI (i) shall recommend at such meeting that the stockholders of EVI vote to adopt and approve the Merger and this Agreement, (ii) shall use its reasonable efforts to solicit from stockholders of EVI proxies in favor of such adoption and approval and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

                  (c) EVI and GulfMark shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof.

         5.4 FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, GulfMark and EVI shall (i) make all necessary filings with respect to the Merger and this Agreement under the HSR Act, the Securities Act, the Exchange Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) use reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders required in connection with the authorization, execution, and delivery of this Agreement and the consummation of the Merger; and (iii) use reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         5.5 NOTIFICATION OF CERTAIN MATTERS. GulfMark shall give prompt notice to EVI, and EVI shall give prompt notice to GulfMark, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time; and (ii) any material failure of GulfMark or EVI, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be compiled with or satisfied by it hereunder.

         5.6 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except those out-of-pocket expenses (which do not include fees for attorneys and accountants) incurred in connection with (i) the registration fees for the EVI Common Stock under the Securities Act to be issued in the Merger, (ii) the registration and qualification of the EVI Common Stock under any state securities and blue sky laws, (iii) the listing of the EVI Common Stock on the NYSE, (iv) the HSR filing fee and (v) the printing and mailing of the Registration Statement and the Proxy Statement shall be paid equally by EVI and GulfMark; provided, however, that if this Agreement shall have been terminated pursuant to Section 7.1 as a result of the willful breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement, such breaching party shall pay the direct out-of-pocket costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

         5.7 GULFMARK'S EMPLOYEE BENEFITS.

                  (a) GulfMark shall take action prior to the Merger and the Distribution to transfer the GulfMark Options to the Spinco adjustment plans and then terminate the GulfMark Plans such that all obligations with respect thereto shall be that of Spinco.

                  (b) Subject to the receipt of a favorable Internal Revenue Service determination letter under Section 401(a) and 501(a) of the Code with respect to GulfMark 401(k) Plan and resolution of any outstanding issues regarding the GulfMark 401(k) Plan in a manner satisfactory to EVI's counsel, EVI will cause the GulfMark 401(k) Plan to be merged into an EVI plan qualified under Section 401(a) and 501(a) of the Code ("EVI Plan"). Spinco shall be responsible for and perform any and all obligations relating to the (i) filing of the GulfMark 401(k) Plan for a determination letter under Section 401(a) and 501(a) of the Code and (ii) resolution of any issues regarding the GulfMark 401(k) Plan, both to the satisfaction of EVI's counsel, so that EVI will cause the GulfMark 401(k) Plan to be merged into the EVI Plan. GulfMark and EVI, upon being satisfied with the filings and documentation prepared by Spinco in satisfaction of obligations (i) and
         (ii) above, shall execute and deliver such filings and documents as required to effect the merger of the GulfMark 401(k) Plan and the EVI Plan. All reasonable costs, including attorneys fees, filing fees, transfer fees, settlement payments and other expenses, not otherwise satisfied by Spinco as stated herein, relating to the continuation, qualification and merger of the GulfMark 401(k) Plan shall be paid by Spinco. Once the GulfMark 401(k) Plan is merged into an EVI Plan, Spinco shall not be responsible for liabilities relating to the GulfMark 401(k) Plan occurring after the merging of such plans.

                  (c) GulfMark shall transfer to Spinco all employees of GulfMark who are not directly associated with the business conducted by Ercon without any liability to the

         Surviving Corporation. Spinco shall be responsible for all severance and other obligations with respect to such terminated employees, if any.

                  (d) Prior to the Effective Time, Spinco shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Spinco Common Stock subject to the adjusted GulfMark options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of any prospectus contained therein) for so long as any of the adjusted GulfMark options remain outstanding.



                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Ercon shall have been merged into GulfMark.

                  (b) This Agreement and the Merger (and the Contribution and the Distribution in the case of GulfMark) shall have been approved and adopted by the requisite vote of the stockholders of GulfMark and EVI, as may be required by law, by the rules of The Nasdaq Stock Market and the New York Stock Exchange and by any applicable provisions of their respective charters or bylaws;

                  (c) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (d) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Contribution, Distribution and Merger;

                  (e) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

                  (f) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a GulfMark MAE or EVI MAE;

                  (g) The shares of EVI Common Stock issuable upon consummation of the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

                  (h) All approvals and consents of third Persons (i) the granting of which is necessary for the consummation of the Merger, the Distribution or the transactions contemplated in connection therewith and (ii) the non-receipt of which would have a GulfMark MAE or an EVI MAE.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF EVI. The obligation of EVI to effect the Merger is, at the option of EVI, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of GulfMark contained in Section 2.2 shall be accurate as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by GulfMark on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the executive vice president of GulfMark shall have been delivered to EVI;

                  (b) There shall not have occurred or exist any fact or condition that would reasonably result in a GulfMark MAE or would constitute a material fixed or contingent liability to GulfMark, and EVI shall have received a certificate signed by the executive vice president of GulfMark dated the Closing Date to such effect;

                  (c) The Board of Directors of EVI shall have received from Prudential Securities Corporation, financial advisor to EVI, a written opinion, satisfactory in form and substance to the Board of Directors of EVI, to the effect that consideration to be received by EVI in the Merger is fair to EVI from a financial point of view, which opinion shall have been confirmed in writing to such Board as of a date reasonably proximate to the date the Proxy Statement is first mailed to the stockholders of EVI and not subsequently withdrawn;

                  (d) GulfMark shall have received, and furnished written copies of EVI of, the GulfMark affiliates' agreements pursuant to
         Section 3.3;

                  (e) EVI shall have received from Griggs & Harrison P.C., counsel to GulfMark, an opinion dated the Closing Date covering customary matters relating to the Agreement, the Distribution Agreement, the Merger, the Contribution and the Distribution;

                  (f) EVI shall have received from Arthur Andersen, LLP a written opinion, in form and substance satisfactory to EVI, dated as of the date that the Proxy Statement is first mailed to the Stockholders of GulfMark and EVI to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, (ii) the Distribution will not result in any gain or loss to GulfMark under the Code, (iii) EVI, Sub and GulfMark will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iv) EVI, Sub and GulfMark shall not recognize any gain or loss for U.S. federal or state income tax purposes as a result of the Merger or the Distribution and (v) GulfMark and Spinco shall not recognize any gain or loss for U.S. federal or state income tax purposes as a result of the Contribution or Distribution, and such opinion shall be confirmed at the Closing;

                  (g) Spinco shall have executed and delivered to GulfMark and EVI the Distribution Agreement in form and substance, including schedules, acceptable to EVI;

                  (h) The conveyances and assumptions under the Distribution Agreement shall have occurred;

                  (i) The Distribution under the Distribution Agreement shall have occurred; and

                  (j) GulfMark shall have delivered to EVI a pro forma balance sheet after giving effect to the Distribution reflecting Net Working Capital in an amount of not less than $300,000.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GULFMARK. The obligation of GulfMark to effect the Merger is, at the option of GulfMark, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of EVI and Sub contained in Section 2.1 shall be accurate as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by EVI on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of EVI shall have been delivered to GulfMark;

                  (b) The Board of Directors of GulfMark shall have received from Jefferies & Company, Inc., financial advisor to GulfMark, a written opinion, satisfactory in form and substance to the Board of Directors of GulfMark, to the effect that the exchange ratio for the Merger is fair to the stockholders of GulfMark from a financial point of view, which opinion shall have been confirmed in writing to such Board as of a date reasonably proximate to the date the Proxy Statement is first mailed to the stockholders of GulfMark and EVI and not subsequently withdrawn;

                  (c) GulfMark shall have received from Fulbright & Jaworski, L.L.P. counsel to EVI, an opinion dated the Closing Date covering customary matters relating to this Agreement and the Merger;

                  (d) GulfMark shall have received from Arthur Andersen LLP, a written opinion, in form and substance satisfactory to GulfMark, dated as of the date that the Proxy Statement is first mailed to stockholders of GulfMark and EVI to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code; (ii) the Distribution will not result in any gain or loss to GulfMark under the Code, (iii) EVI, Sub and GulfMark will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iv) EVI, Sub and GulfMark shall not recognize any gain or loss for U.S. federal or state income tax purposes as a result of the Merger or the Distribution, and (v) GulfMark and Spinco shall not recognize any gain or loss for U.S. federal or state income tax purposes as a result of the Contribution or Distribution, and such opinion shall be confirmed at the Closing;

                  (e) The Contribution under the Distribution Agreement shall have occurred; and

                  (f) The Distribution under the Distribution Agreement shall have occurred.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of EVI or the stockholders of GulfMark:

                  (a) by mutual written consent of EVI and GulfMark;

                  (b) by either EVI or GulfMark if (i) the Merger has not been consummated on or before March 31, 1997 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger; (iii) the stockholders of GulfMark shall not approve the Contribution, the Distribution or the Merger at the GulfMark stockholder meeting or at any adjournment thereof; (iv) the stockholders of EVI shall not approve the Merger at the EVI stockholder meeting or any adjournment thereof; or (v) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of

         GulfMark or EVI determines that such termination is appropriate in complying with its fiduciary obligations.

                  (c) by GulfMark if (i) EVI shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by EVI or Sub at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by EVI of written notice from GulfMark of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of EVI contained in this Agreement shall not be true in all respects when made (provided such breach has not been cured within 30 days following receipt by EVI of written notice from GulfMark of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct which would not individually or in the aggregate, reasonably be expected to have an EVI MAE, assuming the effectiveness of the Merger; or (iii) the Board of Directors of EVI withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to GulfMark or shall have resolved to do any of the foregoing.

                  (d) by EVI if (i) GulfMark shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by GulfMark of written notice from EVI of such breach and is existing at the time of termination of this Agreement; (ii) any representation or warranty of GulfMark contained in this Agreement shall not be true in all respects when made (provided such breach has not been cured within 30 days following receipt by GulfMark of written notice from EVI of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct which would not individually or in the aggregate, reasonably be expected to have a GulfMark MAE assuming the effectiveness of the Merger or (iii) the Board of Directors of GulfMark withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to EVI or shall have resolved to do any of the foregoing.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either EVI or GulfMark as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of EVI, Sub or GulfMark, except (i) with respect to this Section 7.2,
Section 5.7 and Section 7.13, and (ii) such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or of any of its covenants or agreements set forth in this Agreement.

         7.3 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been approved and adopted by the stockholders of EVI and GulfMark, this Agreement may be amended only as may be permitted by applicable provisions of the DGCL. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         7.4 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of Spinco contained herein, which shall survive without limitation, none of the representations and warranties in this Agreement shall survive the Effective Time.

         7.5 PUBLIC STATEMENTS. GulfMark and EVI agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange policy.

         7.6 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in this Agreement, this Agreement shall not be assignable by the parties hereto.

         7.7 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in Person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to GulfMark or Spinco:

                          GulfMark International, Inc.
                          5 Post Oak Park, Suite 1170
                          Houston, Texas 77027
                          Attn: Frank R. Pierce
                          Facsimile: (713) 963-9796

         with a copy to:  Griggs & Harrison, P.C.
                          1301 McKinney, Suite 3200
                          Houston, Texas 77010-3033
                          Attn: W. Garney Griggs, Esq.
                          Facsimile: (713) 651-1944

         if to EVI or Sub: Energy Ventures, Inc.
                           5 Post Oak Park, Suite 1760
                           Houston, Texas 77027
                           Attn: Bernard J. Duroc-Danner
                           Facsimile: (713) 297-8488
         with a copy to:  Fulbright & Jaworski, L.L.P.
                          1301 McKinney, Suite 5100
                          Houston, Texas 77010-3095
                          Attn: Curtis W. Huff
                          Facsimile: (713) 651-5246

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 7.7. Such notices shall be effective, (i) if delivered in Person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         7.8 GOVERNING LAW. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

         7.9 ARBITRATION. Any disputes, claims or controversies connected with, arising out of, or related to, this Agreement and the rights and obligations created herein, or the breach, validity, existence or termination hereof, shall be settled by Arbitration to be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, except as such Commercial Rules may be changed by this Section 7.9. The disputes, claims or controversies shall be decided by three independent arbitrators (that is, arbitrators having no substantial economic or other material relationship with the parties), one to be appointed by Spinco and one to be appointed by EVI within fourteen days following the submission of the claim to the parties hereto and the third to be appointed by the two so appointed within five days. Should either party refuse or neglect to join in the timely appointment of the arbitrators, the other party shall be entitled to select both arbitrators. Should the two arbitrators fail timely to appoint a third arbitrator, either party may apply to the Chief Judge of the United States District Court for the Southern District of Texas to make such appointment. The arbitrators shall have ninety days after the selection of the third arbitrator within which to allow discovery, hear evidence and issue their decision or award and shall in good faith attempt to comply with such time limits; provided, however, if two of the three arbitrators believe additional time is necessary to reach a decision, they may notify the parties and extend the time to reach a decision in thirty day increments, but in no event to exceed an additional ninety days. Discovery of evidence shall be conducted expeditiously by the Parties, bearing in mind the Parties desire to limit discovery and to expedite the decision or award of the arbitrators at the most reasonable cost and expense of the parties. Judgment upon an award rendered pursuant to such Arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award, and an order of enforcement, as the case may be. The place of Arbitration shall be Houston, Texas. The decision of the arbitrators, or a majority thereof, made in writing, shall be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision. Notwithstanding the provisions of this Section 7.9, neither party shall be prohibited from seeking injunctive relief pending the completion of any arbitration. The costs and expenses of the arbitration proceeding, including the fees of the arbitrators and all costs and expenses, including legal fees and witness fees, incurred by the prevailing party, shall be borne by the losing party.

         Solely for purposes of injunctive relief, orders in aid of arbitration and entry of the arbitrators' award:

                  (a) each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of, and venue in, any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas in any suit, action or proceeding seeking injunctive relief, orders in aid of arbitration, or entry of an arbitral award arising out of or relating to this Agreement or any of the other agreements contemplated hereby and any other court in which a matter that may result in a claim for indemnification hereunder by an EVI Indemnified Party may be brought with respect to any claim for indemnification by an EVI Indemnified Party;

                  (b) each of the parties hereto waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding seeking injunctive relief, orders in aid of arbitration or entry of an arbitral award arising out of or relating to this Agreement or any of the other agreements contemplated hereby brought in any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas or any other court in which a matter that may result in a claim for indemnification hereunder by an EVI Indemnified Party may be brought with respect to any claim for indemnification by an EVI Indemnified Party, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum;

                  (c) each of the parties hereto irrevocably designates, appoints and empowers CT Corporation System, Inc. and any successor thereto as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any suit, action or proceeding arising out of or relating to this Agreement or any of the other agreements contemplated hereby for the purposes of injunctive relief, orders in aid of arbitration and entry of an arbitral award..

         7.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

         7.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         7.12 HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7.13 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement entered into between EVI and GulfMark on October 21, 1996 (the
"Confidentiality Agreement") is hereby incorporated by reference herein and made a part hereof.

         7.14 ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES. This Agreement, the Other Agreements and the Confidentiality Agreements constitute the entire agreement and supersede all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement confers upon any Person not a party hereto any rights or remedies hereunder except as provided in Sections 5.6 and 5.7.

         7.15 DISCLOSURE LETTERS.

                  (a) The GulfMark Disclosure Letter, executed by GulfMark as of the date hereof, and delivered to EVI on the date hereof, contains all disclosure required to be made by GulfMark under the various terms and provisions of this Agreement. Each item of disclosure set forth in the GulfMark Disclosure Letter specifically refers to the Article and Section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of the Agreement.

                  (b) The EVI Disclosure Letter, executed by EVI as of the date hereof, and delivered to GulfMark on the date hereof, contains all disclosure required to be made by EVI under the various terms and provisions of this Agreement. Each item of disclosure set forth in the EVI Disclosure Letter specifically refers to the Article and Section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of the Agreement.

                       [signatures on the following page]

         IN WITNESS WHEREOF, each of the parties caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                         ENERGY VENTURES, INC.


                                         By:/s/ James G. Kiley
                                            -----------------------------------
                                                James G. Kiley, Vice President


                                         GULFMARK ACQUISITION CO.


                                         By: /s/ James G. Kiley
                                            -----------------------------------
                                                 James G. Kiley, Vice President



                                         GULFMARK INTERNATIONAL, INC.


                                         By:/s/ Frank R. Pierce
                                            -----------------------------------
                                                Frank R. Pierce
                                                Executive Vice President


                                          NEW GULFMARK INTERNATIONAL, INC.


                                          By:      /s/ Frank R. Pierce
                                            -----------------------------------
                                                       Frank R. Pierce
                                                       Executive Vice President

                            GLOSSARY OF DEFINED TERMS

                                                                     Page No.
Adjustment Date.........................................................27
Agreement................................................................1
Assets...................................................................1
Benefit Program or Agreement............................................15
CERCLA..................................................................19
Certificates.............................................................4
Closing..................................................................2
Closing Date.............................................................2
Code.....................................................................1
Commission...............................................................8
Confidentiality Agreement...............................................38
Contribution.............................................................1
DGCL.....................................................................2
Demands.................................................................14
Disposal................................................................19
Distribution.............................................................1
Distribution Agreement...................................................1
Effective Time...........................................................2
Environmental Laws......................................................19
Ercon...................................................................10
ERISA...................................................................15
EVI......................................................................1
EVI Certificate..........................................................6
EVI Commission Filings...................................................8
EVI Common Stock.........................................................1
EVI Disclosure Letter....................................................8
EVI MAE..................................................................6
EVI Preferred Stock......................................................7
EVI Subsidiaries.........................................................6
Exchange Act.............................................................7
Exchange Agent...........................................................4
Exchange Ratio...........................................................3
Excluded Assets..........................................................1
Governmental Authority..................................................19
Governmental Entity.....................................................12
GulfMark.................................................................1
GulfMark Certificate....................................................10
GulfMark Commission Filings.............................................13
GulfMark Common Stock....................................................1
GulfMark Disclosure Letter..............................................10
GulfMark ERISA Affiliate................................................15
GulfMark MAE............................................................10
GulfMark Options........................................................11
GulfMark Plans..........................................................11

GulfMark Permits........................................................21
GulfMark Subsidiaries...................................................12
Hazardous Substance.....................................................19
HSR Act..................................................................7
Lien.....................................................................8
Marine Subsidiaries......................................................1
Merger...................................................................1
NYSE.....................................................................4
Net Working Capital.....................................................20
OPA.....................................................................19
Other Agreements........................................................12
Permitted Liens.........................................................14
Person...................................................................5
Plan....................................................................15
Proxy Statement.........................................................13
RCRA....................................................................19
Registration Statement..................................................28
Release.................................................................19
Securities Act...........................................................8
Shares...................................................................3
Solid Waste.............................................................19
Spinco...................................................................1
Sub......................................................................1
Surviving Corporation....................................................2
Tax......................................................................8
Taxes....................................................................8
Tax Returns..............................................................8
Uncollected Receivables.................................................27

                                    EXHIBIT A

                       Agreement and Plan of Distribution

                                    EXHIBIT B

           GulfMark Amended and Restated Certificate of Incorporation